Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 14, 2019 (except for Note 2d, Note 2aa, Note 3a, Note 3c, Note 11 and Note 14 as to which the date is June 10, 2019) in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-231533) and related Prospectus of Fiverr International Ltd. dated June 10, 2019.

June 10, 2019	/s/Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel